Exhibit 99.1

Visa Inc. Reports Fiscal Third Quarter 2015 Earnings Results

•	GAAP quarterly net income of $1.7 billion or $0.69 per share including a non-cash, non-operating expense related to the revaluation of the Visa Europe put option

•	Adjusted quarterly net income of $1.8 billion or $0.74 per share excluding the revaluation of the Visa Europe put option

Foster City, CA, July 23, 2015 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal third quarter 2015. GAAP net income for the quarter, inclusive of a non-cash, non-operating expense related to an adjustment in the Company’s fair value of its Visa Europe put option, was $1.7 billion or $0.69 per share. These results also include a tax benefit of $280 million resulting from the successful resolution of uncertain tax positions with taxing authorities. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

Excluding the $110 million non-cash, non-operating expense recorded upon remeasurement of the Visa Europe put option, adjusted net income for the quarter was $1.8 billion, an increase of 33% over the prior year, or $0.74 per share, an increase of 36% over the prior year. The change in the fair value of the Visa Europe put option was a result of our quarterly revaluation required by U.S. GAAP. The Company’s adjusted quarterly net income and earnings per share are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measure in the accompanying financial tables.

Net operating revenue in the fiscal third quarter of 2015 was $3.5 billion, an increase of 12% nominally or 14% on a constant dollar basis over the prior year, driven by solid growth in service, data processing and international transaction revenues.

“We continue to deliver solid financial results and operating metrics without the help of an improving economic environment. Strong underlying fundamentals continue to offset the drag from geopolitical tension and the strengthening dollar on our business,” said Charlie Scharf, Chief Executive Officer of Visa Inc.

Fiscal Third Quarter 2015 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2015, on which fiscal third quarter service revenue is recognized, was 11% over the prior year at $1.2 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2015, was 11% over the prior year at $1.3 trillion.

Cross-border volume growth, on a constant dollar basis, was 8% for the three months ended June 30, 2015.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended June 30, 2015, were 18.0 billion, an 8% increase over the prior year. As a result of recent changes in Russian National Payment System law, the Company has transitioned the processing of Russian domestic transactions to the Russian National Payment Card System during the fiscal third quarter. This impacted processed transactions growth negatively by approximately 2 percentage points during the quarter.

Fiscal third quarter 2015 service revenues were $1.6 billion, an increase of 9% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 6% over the prior year to $1.4 billion. International transaction revenues grew 21% over the prior year to $1.0 billion. Other revenues were $199 million, an increase of 2% over the prior year. Client incentives, which are a contra revenue item, were $670 million and represent 16.0% of gross revenues.

Total operating expenses were $1.3 billion for the quarter, an 11% increase over the prior year, primarily related to an increase in personnel expenses, additional depreciation from our ongoing investments in technology assets, and general and administrative expenses.

GAAP effective tax rate was 21.7% for the quarter ended June 30, 2015. The rate included a benefit of $280 million resulting from the successful resolution of uncertain tax positions with taxing authorities in the third quarter.

Cash, cash equivalents, and available-for-sale investment securities were $8.0 billion at June 30, 2015.

The weighted-average number of diluted shares of class A common stock outstanding was 2.4 billion for the quarter ended June 30, 2015.

Notable Events:

During the three months ended June 30, 2015, the Company repurchased 15.5 million shares of class A common stock, at an average price of $68.05 per share, using $1.1 billion of cash on hand. Through the nine months ended June 30, 2015, the Company repurchased a total of 44.1 million shares of class A common stock, at an average price of $65.98 per share, using $2.9 billion of cash on hand. The Company has $2.8 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

On July 22, 2015, the board of directors declared a quarterly cash dividend of $0.12 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on September 1, 2015, to all holders of record of the Company’s class A, B and C common stock as of August 14, 2015.

Visa Europe Update:

Visa Inc. believes there is compelling logic for both Visa Inc. and Visa Europe to consummate a business combination and therefore regularly engages in such discussions and is currently in such discussions with Visa Europe. The Company is targeting to resolve these discussions by the end of October and will provide an update during the fourth quarter earnings call, if not sooner. There is no assurance, however, that any transaction will be ultimately agreed or implemented.

Financial Outlook:

Visa Inc. reaffirms its financial outlook for the following metrics for fiscal full-year 2015:

•	Annual operating margin: Mid 60s; and

•	Annual free cash flow greater than $6 billion.

Visa Inc. updates its financial outlook for the following metrics for fiscal full-year 2015:

•	Annual net revenue growth: Constant dollar revenue growth of low double digits, with an expectation of about 2.5 percentage points of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: Low-end of the 17.5% to 18.5% range;

•	Tax rate: 29% to 30% range; and

•	Annual adjusted diluted class A common stock earnings per share growth: Mid-teens range.

Fiscal full-year 2015 annual adjusted diluted earnings per share growth assumes an adjusted basis for fiscal full-year 2014.

Fiscal Third Quarter 2015 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 90 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa:

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 56,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants.

Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This Press Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “estimates,” “expectation,” “outlook,” “will,” “continued” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, tax rate, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement rates and expanding financial institutions’ and merchants’ choices among debit payments networks promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States and in other product categories;

•	increased government support of national payments networks outside the United States; and

•	increased regulation of consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone and in the United States;

•	general economic, political and social conditions in mature and emerging markets globally;

•	general stock market fluctuations, which may impact consumer spending;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates;

•	volatility in market prices for oil and natural gas; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	any prospective transaction with Visa Europe may not be agreed to or implemented;

•	costs arising if we become obligated to purchase all of Visa Europe’s outstanding capital stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

various other factors, including those contained in our Annual Report on Form 10-K for the year ended September 30, 2014, and our other filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: John Earnhardt, 415-805-4949, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2015	September 30, 2014
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,147	$1,971
Restricted cash—litigation escrow	1,143	1,498
Investment securities:
Trading	71	69
Available-for-sale	2,504	1,910
Settlement receivable	704	786
Accounts receivable	892	822
Customer collateral	1,068	961
Current portion of client incentives	248	210
Deferred tax assets	834	1,028
Prepaid expenses and other current assets	457	307

Total current assets	10,068	9,562
Investment securities, available-for-sale	3,300	3,015
Client incentives	94	81
Property, equipment and technology, net	1,847	1,892
Other assets	920	855
Intangible assets, net	11,375	11,411
Goodwill	11,825	11,753

Total assets	$39,429	$38,569

Liabilities
Accounts payable	$89	$147
Settlement payable	1,237	1,332
Customer collateral	1,068	961
Accrued compensation and benefits	439	450
Client incentives	1,053	1,036
Accrued liabilities	806	624
Accrued litigation	1,097	1,456

Total current liabilities	5,789	6,006
Deferred tax liabilities	4,134	4,145
Other liabilities	879	1,005

Total liabilities	10,802	11,156

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,951 and 1,978 shares issued and outstanding at June 30, 2015 and September 30, 2014, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2015 and September 30, 2014	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 19 and 22 shares issued and outstanding at June 30, 2015 and September 30, 2014, respectively	—	—
Additional paid-in capital	18,008	18,299
Accumulated income	10,623	9,131
Accumulated other comprehensive loss, net:
Investment securities, available-for-sale	5	31
Defined benefit pension and other postretirement plans	(86)	(84)
Derivative instruments classified as cash flow hedges	78	38
Foreign currency translation adjustments	(1)	(2)

Total accumulated other comprehensive loss, net	(4)	(17)

Total equity	28,627	27,413

Total liabilities and equity	$39,429	$38,569

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,550	$1,417	$4,665	$4,298
Data processing revenues	1,400	1,321	4,123	3,819
International transaction revenues	1,039	860	2,973	2,622
Other revenues	199	195	607	558
Client incentives	(670)	(638)	(2,059)	(1,824)

Total operating revenues	3,518	3,155	10,309	9,473

Operating Expenses
Personnel	566	463	1,558	1,379
Marketing	224	228	619	659
Network and processing	117	127	340	379
Professional fees	82	82	229	234
Depreciation and amortization	130	109	375	323
General and administrative	137	126	404	354
Litigation provision	—	—	3	—

Total operating expenses	1,256	1,135	3,528	3,328

Operating income	2,262	2,020	6,781	6,145
Non-operating (expense) income	(94)	10	(69)	29

Income before income taxes	2,168	2,030	6,712	6,174
Income tax provision	471	670	1,896	1,809

Net income	$1,697	$1,360	$4,816	$4,365

Basic earnings per share
Class A common stock	$0.69	$0.54	$1.96	$1.73

Class B common stock	$1.14	$0.91	$3.23	$2.91

Class C common stock	$2.78	$2.17	$7.84	$6.91

Basic weighted-average shares outstanding
Class A common stock	1,955	1,982	1,964	2,001

Class B common stock	245	245	245	245

Class C common stock	20	26	21	26

Diluted earnings per share
Class A common stock	$0.69	$0.54	$1.96	$1.72

Class B common stock	$1.14	$0.91	$3.22	$2.90

Class C common stock	$2.77	$2.17	$7.82	$6.89

Diluted weighted-average shares outstanding
Class A common stock	2,448	2,511	2,462	2,533

Class B common stock	245	245	245	245

Class C common stock	20	26	21	26

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended June 30,
	2015	2014
	(in millions)
Operating Activities
Net income	$4,816	$4,365
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of client incentives	2,059	1,824
Fair value adjustment for the Visa Europe put option	110	—
Share-based compensation	139	130
Excess tax benefit for share-based compensation	(78)	(82)
Depreciation and amortization of property, equipment, technology and intangible assets	375	323
Deferred income taxes	196	(358)
Other	18	10
Change in operating assets and liabilities:
Settlement receivable	82	24
Accounts receivable	(64)	(55)
Client incentives	(2,093)	(1,775)
Other assets	(342)	(318)
Accounts payable	(52)	(86)
Settlement payable	(95)	82
Accrued and other liabilities	141	273
Accrued litigation	(362)	1,055

Net cash provided by operating activities	4,850	5,412

Investing Activities
Purchases of property, equipment, technology and intangible assets	(276)	(326)
Proceeds from sales of property, equipment and technology	10	—
Investment securities, available-for-sale:
Purchases	(2,315)	(1,842)
Proceeds from sales and maturities	1,410	1,863
Acquisition, net of cash received	(93)	(134)
Purchases of / contributions to other investments	(22)	(3)
Proceeds / distributions from other investments	10	—

Net cash used in investing activities	(1,276)	(442)

Financing Activities
Repurchase of class A common stock	(2,910)	(3,362)
Dividends paid	(885)	(758)
Payments from (return to) litigation escrow account—retrospective responsibility plan	355	(1,056)
Cash proceeds from issuance of common stock under employee equity plans	68	81
Restricted stock and performance-based shares settled in cash for taxes	(105)	(85)
Excess tax benefit for share-based compensation	78	82

Net cash used in financing activities	(3,399)	(5,098)

Effect of exchange rate changes on cash and cash equivalents	1	—

Increase (decrease) in cash and cash equivalents	176	(128)
Cash and cash equivalents at beginning of year	1,971	2,186

Cash and cash equivalents at end of period	$2,147	$2,058

Supplemental Disclosure
Income taxes paid, net of refunds	$1,892	$1,943
Accruals related to purchases of property, equipment, technology and intangible assets	$67	$42

VISA INC.

FISCAL 2015 AND 2014 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2015 Quarter Ended			Fiscal 2014 Quarter Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(in millions)
Operating Revenues
Service revenues	$1,550	$1,577	$1,538	$1,499	$1,417
Data processing revenues	1,400	1,340	1,383	1,348	1,321
International transaction revenues	1,039	964	970	938	860
Other revenues	199	204	204	212	195
Client incentives	(670)	(676)	(713)	(768)	(638)

Total operating revenues	3,518	3,409	3,382	3,229	3,155

Operating Expenses
Personnel	566	483	509	496	463
Marketing	224	190	205	241	228
Network and processing	117	109	114	128	127
Professional fees	82	77	70	94	82
Depreciation and amortization	130	125	120	112	109
General and administrative	137	141	126	153	126
Litigation provision	—	3	—	453	—

Total operating expenses	1,256	1,128	1,144	1,677	1,135

Operating income	2,262	2,281	2,238	1,552	2,020
Non-operating (expense) income	(94)	1	24	(2)	10

Income before income taxes	2,168	2,282	2,262	1,550	2,030
Income tax provision	471	732	693	477	670

Net income	$1,697	$1,550	$1,569	$1,073	$1,360

VISA INC.

RECONCILIATION OF NON-GAAP FINANCIAL RESULTS

(UNAUDITED)

During the third quarter of fiscal 2015, we recorded an increase of $110 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash, non-operating expense that we do not believe is indicative of our operating performance. As such, we believe the presentation of adjusted financial results provides a clearer understanding of our operating performance for the current periods presented. This amount is not subject to income tax and therefore has no impact on our reported income tax provision. There were no comparable adjustments recorded for the three and nine months ended June 30, 2014. Net income, as adjusted, and diluted earnings per share, as adjusted, are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported net income and diluted earnings per share, which are calculated in accordance with U.S. GAAP, to our net income, as adjusted, and diluted earnings per share, as adjusted, for the periods presented:

	Three Months Ended June 30,				Nine Months Ended June 30,
	Net Income		Diluted Earnings per Share(1)		Net Income		Diluted Earnings per Share(1)
	2015	2014	2015	2014	2015	2014	2015	2014
	(in millions, except per share data)
As reported	$1,697	$1,360	$0.69	$0.54	$4,816	$4,365	$1.96	$1.72
Revaluation of Visa Europe put option	110	—	0.04	—	110	—	0.04	—

As adjusted	$1,807	$1,360	$0.74	$0.54	$4,926	$4,365	$2.00	$1.72

Diluted weighted-average shares outstanding			2,448	2,511			2,462	2,533

(1)	Figures in the table may not recalculate exactly due to rounding. Diluted earnings per share figures are calculated based on unrounded numbers. Prior period amounts have been retroactively adjusted for the four-for-one split of class A common stock that was effected in the second quarter of fiscal 2015.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended June 30, 2015, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2015 and 2014, for cards carrying the Visa, Visa Electron and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended June 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$509	4.2%	10.8%	$364	7.8%	15.2%	4,362	$145	-3.8%	1.1%	1,002
Canada	61	-5.8%	5.1%	56	-6.0%	4.9%	675	5	-3.3%	7.8%	12
CEMEA	238	-14.0%	7.1%	61	-6.3%	14.8%	1,783	177	-16.4%	4.7%	1,199
LAC	237	-11.0%	11.5%	88	-12.5%	12.3%	2,591	148	-10.0%	11.0%	1,071
US	809	7.9%	7.9%	683	8.7%	8.7%	13,314	127	4.0%	4.0%	952

Visa Inc.	1,854	0.5%	8.9%	1,252	5.1%	10.9%	22,725	602	-8.0%	5.1%	4,236
Visa Credit Programs
US	$352	11.3%	11.3%	$339	11.6%	11.6%	4,072	$13	3.6%	3.6%	16
International	490	0.2%	12.5%	453	2.8%	14.3%	5,889	37	-23.6%	-6.3%	160

Visa Inc.	842	4.5%	12.0%	791	6.4%	13.2%	9,960	50	-17.9%	-3.9%	177
Visa Debit Programs
US	$457	5.5%	5.5%	$344	5.9%	5.9%	9,242	$113	4.1%	4.1%	936
International	555	-8.5%	7.4%	117	-5.1%	10.8%	3,522	438	-9.4%	6.6%	3,124

Visa Inc.	1,012	-2.7%	6.5%	461	2.9%	7.1%	12,764	552	-6.9%	6.1%	4,060

	For the 3 Months Ended March 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$495	2.9%	8.6%	$343	4.8%	11.6%	4,092	$152	-1.2%	2.4%	986	711	809
Canada	54	-5.0%	7.1%	49	-5.3%	6.8%	602	5	-1.7%	10.9%	12	42	49
CEMEA	213	-15.6%	12.4%	54	-7.8%	20.4%	1,619	159	-17.9%	9.9%	1,136	329	323
LAC	243	-2.9%	13.4%	93	-1.3%	15.7%	2,529	149	-3.8%	12.0%	1,042	417	450
US	748	8.4%	8.4%	628	9.2%	9.2%	12,204	120	4.4%	4.4%	892	624	789

Visa Inc.	1,752	1.3%	9.6%	1,168	5.4%	10.8%	21,046	584	-6.0%	7.2%	4,067	2,123	2,420
Visa Credit Programs
US	$316	12.3%	12.3%	$303	12.3%	12.3%	3,623	$13	12.2%	12.2%	15	241	318
International	464	0.3%	11.7%	428	2.7%	12.8%	5,533	36	-21.7%	0.6%	169	489	546

Visa Inc.	780	4.8%	12.0%	731	6.4%	12.6%	9,156	49	-14.8%	3.5%	184	730	864
Visa Debit Programs
US	$432	5.8%	5.8%	$325	6.5%	6.5%	8,581	$107	3.5%	3.5%	877	382	471
International	540	-6.4%	9.4%	111	-3.5%	12.2%	3,310	428	-7.1%	8.7%	3,006	1,011	1,085

Visa Inc.	972	-1.3%	7.7%	437	3.8%	7.9%	11,891	535	-5.1%	7.6%	3,883	1,393	1,556

Operational Performance Data

	For the 3 Months Ended December 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$511	3.6%	8.0%	$359	5.8%	10.7%	4,186	$152	-1.4%	1.9%	974	698	797
Canada	66	-0.1%	8.7%	62	-0.1%	8.7%	671	5	0.2%	9.0%	11	42	49
CEMEA	265	-7.4%	16.2%	65	3.6%	27.1%	1,619	200	-10.4%	13.1%	1,225	325	321
LAC	286	-0.4%	13.8%	109	-0.6%	15.3%	2,697	177	-0.2%	12.8%	1,130	415	453
US	772	9.4%	9.4%	651	10.2%	10.2%	12,594	121	5.2%	5.2%	914	614	782

Visa Inc.	1,900	3.4%	10.5%	1,246	7.0%	11.5%	21,767	654	-2.9%	8.7%	4,254	2,093	2,402
Visa Credit Programs
US	$341	13.7%	13.7%	$327	13.9%	13.9%	3,956	$13	9.2%	9.2%	16	236	313
International	512	1.9%	11.3%	468	4.0%	12.2%	5,775	44	-15.9%	2.4%	188	485	544

Visa Inc.	853	6.3%	12.2%	795	7.8%	12.9%	9,731	58	-11.2%	3.9%	204	721	857
Visa Debit Programs
US	$431	6.2%	6.2%	$324	6.6%	6.6%	8,638	$108	4.7%	4.7%	898	377	469
International	616	-2.2%	11.3%	127	2.7%	15.6%	3,398	489	-3.4%	10.3%	3,152	994	1,076

Visa Inc.	1,047	1.1%	9.1%	450	5.5%	9.0%	12,036	597	-2.0%	9.2%	4,050	1,372	1,545

	For the 3 Months Ended September 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$506	9.1%	9.0%	$352	11.9%	11.8%	4,000	$154	3.2%	3.2%	960	677	774
Canada	66	2.0%	7.4%	61	1.7%	7.0%	651	5	5.5%	11.0%	12	40	47
CEMEA	280	5.9%	15.0%	68	18.0%	26.5%	1,489	213	2.5%	11.7%	1,173	321	318
LAC	276	6.6%	12.1%	105	7.4%	14.4%	2,496	171	6.1%	10.8%	1,056	417	448
US	756	9.2%	9.2%	632	9.9%	9.9%	12,315	124	6.0%	6.0%	951	590	754

Visa Inc.	1,885	8.0%	10.3%	1,217	10.2%	11.5%	20,950	667	4.2%	8.3%	4,152	2,044	2,341
Visa Credit Programs
US	$327	12.7%	12.7%	$313	12.8%	12.8%	3,734	$14	11.8%	11.8%	17	230	304
International	506	7.6%	10.4%	458	9.0%	11.3%	5,554	49	-3.7%	2.8%	192	484	545

Visa Inc.	833	9.6%	11.3%	770	10.5%	11.9%	9,289	62	-0.6%	4.7%	209	714	850
Visa Debit Programs
US	$429	6.7%	6.7%	$319	7.2%	7.2%	8,580	$110	5.4%	5.4%	934	360	450
International	622	6.9%	11.7%	127	16.7%	20.8%	3,081	495	4.6%	9.5%	3,009	970	1,042

Visa Inc.	1,052	6.8%	9.6%	447	9.7%	10.8%	11,661	605	4.8%	8.7%	3,943	1,330	1,492

	For the 3 Months Ended June 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$488	7.1%	9.6%	$338	11.1%	12.6%	3,821	$151	-1.0%	3.5%	910	658	754
Canada	65	0.6%	7.6%	60	1.1%	8.2%	627	5	-5.2%	1.5%	12	39	46
CEMEA	276	5.0%	14.2%	65	18.1%	25.8%	1,389	212	1.6%	11.0%	1,196	313	310
LAC	266	-1.3%	10.0%	101	0.3%	12.1%	2,408	165	-2.3%	8.8%	1,013	418	446
US	750	9.4%	9.4%	628	10.1%	10.1%	12,224	122	5.9%	5.9%	943	580	743

Visa Inc.	1,845	6.1%	10.1%	1,191	9.4%	11.5%	20,469	654	0.7%	7.4%	4,073	2,008	2,299
Visa Credit Programs
US	$316	12.1%	12.1%	$303	12.3%	12.3%	3,574	$13	8.3%	8.3%	16	223	296
International	489	5.7%	10.1%	440	7.0%	11.0%	5,366	49	-4.3%	1.6%	199	478	536

Visa Inc.	805	8.1%	10.9%	744	9.1%	11.6%	8,940	62	-1.9%	3.2%	215	701	832
Visa Debit Programs
US	$433	7.4%	7.4%	$325	8.1%	8.1%	8,650	$109	5.6%	5.6%	927	356	447
International	607	2.7%	11.1%	123	15.0%	22.9%	2,879	484	0.0%	8.4%	2,932	950	1,020

Visa Inc.	1,040	4.6%	9.4%	448	9.9%	11.3%	11,529	593	1.0%	7.8%	3,859	1,307	1,467

Operational Performance Data

	For the 12 Months Ended June 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,021	4.9%	9.1%	$1,418	7.5%	12.3%	16,641	$603	-0.8%	2.2%	3,922
Canada	248	-2.1%	7.1%	228	-2.3%	6.9%	2,598	20	0.2%	9.7%	47
CEMEA	996	-7.7%	12.8%	247	1.6%	22.2%	6,510	748	-10.5%	10.0%	4,733
LAC	1,041	-1.9%	12.7%	396	-1.9%	14.5%	10,312	646	-2.0%	11.7%	4,299
US	3,085	8.7%	8.7%	2,594	9.5%	9.5%	50,427	492	4.9%	4.9%	3,709

Visa Inc.	7,390	3.3%	9.8%	4,882	6.9%	11.1%	86,488	2,508	-3.2%	7.4%	16,710
Visa Credit Programs
US	$1,335	12.5%	12.5%	$1,282	12.6%	12.6%	15,385	$54	9.1%	9.1%	65
International	1,972	2.5%	11.5%	1,806	4.6%	12.6%	22,751	166	-16.0%	0.0%	709

Visa Inc.	3,307	6.3%	11.9%	3,088	7.8%	12.6%	38,136	219	-11.0%	2.1%	774
Visa Debit Programs
US	$1,750	6.0%	6.0%	$1,312	6.6%	6.6%	35,042	$438	4.4%	4.4%	3,645
International	2,333	-2.6%	10.0%	482	2.4%	14.9%	13,310	1,851	-3.8%	8.8%	12,291

Visa Inc.	4,083	0.9%	8.3%	1,795	5.4%	8.7%	48,352	2,289	-2.3%	7.9%	15,936

	For the 12 Months Ended June 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,926	7.4%	11.8%	$1,319	9.7%	14.2%	14,630	$608	2.8%	7.2%	3,532	658	754
Canada	253	1.4%	8.1%	233	1.6%	8.2%	2,390	20	-0.2%	6.4%	46	39	46
CEMEA	1,079	7.6%	14.2%	243	20.9%	27.7%	4,994	836	4.3%	10.7%	4,598	313	310
LAC	1,062	-0.6%	10.6%	403	1.5%	13.8%	9,629	659	-1.9%	8.7%	4,060	418	446
US	2,838	8.6%	8.6%	2,369	9.3%	9.3%	46,360	469	5.0%	5.0%	3,641	580	743

Visa Inc.	7,158	6.4%	10.4%	4,568	8.8%	11.7%	78,003	2,590	2.4%	8.1%	15,878	2,008	2,299
Visa Credit Programs
US	$1,187	10.6%	10.6%	$1,138	10.9%	10.9%	13,492	$49	5.1%	5.1%	63	223	296
International	1,925	5.5%	11.4%	1,727	6.4%	12.4%	20,866	197	-1.5%	2.7%	767	478	536

Visa Inc.	3,112	7.4%	11.1%	2,865	8.1%	11.8%	34,359	247	-0.2%	3.2%	830	701	832
Visa Debit Programs
US	$1,651	7.2%	7.2%	$1,231	8.0%	8.0%	32,868	$419	5.0%	5.0%	3,578	356	447
International	2,395	4.6%	12.2%	471	15.9%	24.0%	10,776	1,924	2.2%	9.6%	11,469	950	1,020

Visa Inc.	4,046	5.7%	9.9%	1,702	10.0%	11.6%	43,644	2,344	2.7%	8.6%	15,047	1,307	1,467

Operational Performance Data

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Jun 30, 2015	0%	8%
Mar 31, 2015	2%	8%
Dec 31, 2014	4%	8%
Sep 30, 2014	9%	10%
Jun 30, 2014	6%	7%
12 Months Ended
Jun 30, 2015	4%	9%
Jun 30, 2014	8%	9%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Jun 30, 2015	18,024	8%
Mar 31, 2015	16,980	11%
Dec 31, 2014	17,599	10%
Sep 30, 2014	16,991	10%
Jun 30, 2014	16,662	11%
12 Months Ended
Jun 30, 2015	69,595	10%
Jun 30, 2014	63,492	12%

Operational Performance Data

Footnote

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.

On occasion, previously presented information may be updated. Prior period updates, if any, are not material.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.